                                                                   EXHIBIT 10.13

I. SCOPE OF SERVICES

The following is a listing of professional services that The Carpenter Group will provide Citizens First Bank, Bowling Green, Kentucky.

ITEM 1: PRODUCT DEVELOPMENT
Recommend, design and (where applicable) develop various banking products, including:
         - Personal Checking
         - Interest Checking
         - Minimum Balance No-cost Checking
         - Senior Checking
         - Savings Products including:
                  - Personal Savings
                  - Money Market Investment Account
                  - Wealth-Builder Savings
                  - Certificates of Deposit
                  - IRA Accounts
         - Automatic Transfers of Funds
         - Cash Reserve
         - Business Accounts including:
                  - Small Business Checking Accounts
                  - Commercial/Business Accounts
                  - Sweep Accounts
                  - Automated Clearing House

Each account will include a customer profile which will enable Citizens First Bank to create a customer database for future target marketing.

ITEM II: NEWS RELEASES
Write and deliver news releases to appropriate mediums promoting the bank, its employees, events and services.

ITEM III: IMAGE AND OPENING CAMPAIGN
Create and produce opening advertising campaign including newspaper ads, television commercials, radio commercials, outdoor billboards, direct mail and Preview Party.

ITEM IV: INTERIOR SIGNAGE AND COLLATERAL MATERIAL
Create and design interior signage for promotions and collateral material for products and services.

ITEM V: INTERNET WEBSITE DEVELOPMENT
Design and create a website utilizing subcontractor experienced in producing banking industry sites.

ITEM VI: SPECIALTY ADVERTISING MATERIALS
Design and develop letterhead, envelopes, and internal forms for office usage. Design and purchase specialty advertising materials such as mugs, T-shirts, and pens on behalf of Citizens First Bank.

ITEM VII: NEWSLETTERS
Write and design quarterly newsletters to be mailed to all customers. Newsletters will continue to establish the image of the bank as Bowling Green's only locally owned bank and provide an outlet for promoting products and services in an effective presentation.

ITEM VIII: DEVELOP MARKETING CAMPAIGNS
Analyze customer database and determine appropriate campaigns that target desired customer segments.

II. CONSULTING FEES AND SERVICES

Professional consulting is $50 per hour, and includes all items listed in
SECTION I SCOPE OF SERVICES. As the scope of this project is expected to greatly exceed the average 40-hour workweek, hourly billing is not practical.

A flat, all-inclusive service fee of $18,000 is proposed to cover the period of October 1, 1998, through January 2, 1999. This fee will cover all professional services and professional tools on every project up to the point of production of materials. Printing, specialty and collateral materials will be billed directly to Citizens First Bank at lowest negotiated rates with no commission to consultant. Media contracts will be negotiated for the lowest rate on behalf of Citizens First Bank with no commission to consultant.

After the January 2 opening, it is expected that an 80-hour per month contract will maintain the momentum generated prior to opening. A flat, all-inclusive discounted service fee of $3,200 per mouth is proposed for the period of January 3, 1999, through December 31, 1999, to provide the client with 80 hours (plus or minus 10%) of professional services per calendar month. (Additional time to be billed at the rate of $1,800 per 40-hour week, $375 per 8-hour day, or $50 per single hour.)

Out-of-town mileage will be reimbursed at the rate of 28 cents per mile. If overnight travel is necessary a per diem charge of $100 will include meals and lodging.

III. MARKETING BUDGET

(NOTE: ALL PRICES ARE ESTIMATES. ACTUAL PRICES FOR ADVERTISEMENTS, PRINTING, ETC. WILL VARY BASED ON NEGOTIATIONS AND CONTRACT AGREEMENTS. THE FOLLOWING PRICES, HOWEVER, PROVIDE A REALISTIC GUIDELINE.)

ADVERTISING EXPENSES:
Opening Campaign [To run December 21, 1998, through January 15, 1999]

         - Television
                  Script and storyboard included in Consultant Fees
                  Commercial production                                  $5000
                  Airtime                                                $15000
         - Radio
                  Script included in Consultant Fees
                  Airtime                                                $5000
                  Remote                                                 $1500
         - Newspaper
                  Production cost included in Consultant Fees
                  Advertisement space                                    $3000
         - Billboards based on 2 billboards for 3 months
                  Design cost included in Consultant Fees
                  Space                                                  $3200
         - Direct Mail
                  Mailing and Production of 10,000 pieces
                  Production including design are included in Consultant Fees
                  Mailing List                                           $600
                  Printing                                               $3000
                  Mailing Charges                                        $750
                  Postage (3rd class)                                    $1700
         - Preview Party (estimate 500 guests)
                  Invitation design included in consultant fees
                  Invitation Printing                                    $450
                  Mailing Charges                                        $160
                  Postage (1st class)                                    $320
                  Food and Beverages                                     $2000

                  TOTAL EXPENSES FOR OPENING CAMPAIGN                    $41,680

INTERIOR SIGNAGE AND COLLATERAL MATERIAL
         Design and copy writing costs are included in consultant fees. Actual printing cost will be determined after decisions are made on products. This collateral material should be allocated in the supplies budget.

INTERNET WEBSITE
         Design, writing and flow chart cost are included in consultant fees.
         Website production                                                $2000
         Registration (for two years)                                      $150
         Hosting Service (for one year)                                    $480

                                             TOTAL WEBSITE EXPENSE $2630

SPECIALTY ADVERTISING MATERIALS
         Mugs (1000 quantity)                                              $1620
         Pens (2500 quantity)                                              $1250
         T-shirts (50 quantity)                                            $375
                                              TOTAL SPECIALTY EXPENSE $3245
NEWSLETTER

         Expenses based on one four-color, four-page newsletter per quarter, printing and mailing 5,000 per issue.
         Design and copy writing costs are included in consultant fees. (Professional photography charges, if needed, will be additional.)
         Printing                                                          $3000
         Mailing Charges                                                   $375
         Postage (3rd class)                                               $850
           Total $4225 per newsletter

                                   TOTAL FOR YEAR (4 NEWSLETTERS) $16900

                                    October 1, 1998 - October 1, 1999
                                    Opening Campaign                    $41680
                                    Website                               2630
                                    Specialty                             3245
                                    Newsletter                           16200
                                    Consultant (grand opening)           18000
                                    Consultant (1/3/99 - 10/l/99)        28800
                                                                      --------
                                    Total expenses                    $110,555

The estimated advertising/marketing budget you provided was $96,000 for the first year. A strong grand opening campaign followed by minimal customer retention and new product information campaigns (internet and newsletters) puts this estimate in excess of the target by $14,555.

It is our recommendation that at least $2,000 per month additional be allocated to media placement for the months of February through September 1999. This will ensure a consistent presence in the print and electronic mediums, as well as allowing us to take advantage of services such as Community Greeters or Welcome Wagon.

This additional $16,000 would bring the total advertising/marketing budget to $126,555 for the period of October 1, 1998, through October 1, 1999.

IV TIME LINE

PRODUCT DEVELOPMENT - Product development should begin on October 1, 1998, and be completed no later than November 13, 1998. Collateral material should be in hand by December 18, 1998.

NEWS RELEASES will be sent in a timely fashion to optimize impact on Bowling Green's new community bank. Local personnel should be highlighted in releases as they are hired.

IMAGE AND OPENING CAMPAIGN - Teaser ads will begin two weeks prior to bank opening, this will include TV, Radio, newspaper, billboards. A direct mail piece will have a targeted in-home date of the week of December 28, 1998, for bank opening on January 2, 1999.

INTERNET WEBSITE - Website development will begin immediately following product development. Website should be open by Monday, December 28, 1998.

SPECIALTY ADVERTISING MATERIALS - All specialty advertising materials including mugs, pens and T-shirts will be in-house no later than December 18, 1998.

NEWSLETTERS - Newsletters will be produced on a quarterly basis with the first issue scheduled to be in homes six weeks after grand opening, with follow-up newsletters in May, August and November. Newsletters will be targeted to all new and existing customers.

V MARKETING PLAN

FIRST QUARTER - Opening campaign will begin two weeks preceding the grand opening. Continued advertising will follow for two weeks succeeding the opening. A newsletter to all new customers will follow in February thanking new customers and re-emphasizing locally owned community bank with additional information on products and services. Additional emphasis will be placed on CD's and IRA's with tax season already in place.

SECOND QUARTER - The second quarter will start with a loan product such as an equity line of credit for home improvements with promotion lasting for three-month period. Possible mediums to use will include radio, print, and direct mail. The second quarter newsletter will follow six weeks later reminding customers of special loan promotion.

THIRD QUARTER - The new school year is about to begin, a campaign promoting VISA and MasterCard and the ATM cards would be recommended. New car loans will work well during this quarter with the new year models about to hit the automobile dealerships.

FOURTH QUARTER - At this time an in-depth analysis should be made of the first eight months in operation. A marketing campaign targeting the desired customer base would be appropriate.

Throughout the year, low cost/high visibility special events should be held at off-site locations targeting new checking accounts, VISA or MasterCard applications, loan applications. As Bowling Green's only locally owned community bank, old-fashioned community events are perfect tie-ins. Community picnics, ice cream socials, beans & barbecue on election day, support of local schools' athletic and band programs, apple festivals and fall festivals all position us not only as local, but community-friendly as well.

VI TERMS AND AUTHORIZATION

While performing consultant duties for Citizens First Bank (at a minimum of 80 hours per month), The Carpenter Group will not perform consulting duties for any start-up bank in Citizens First Bank's market area.

Consulting fees are to be paid monthly; $6,000 per month for October 1998 through December 1998, and $3,200 per month for January 1999 through September 1999.

Your signature below will serve as authorization for us to begin. We look forward to working on this exciting project.


/s/ Mary E. Carpenter
---------------------
Mary E. Carpenter
The Carpenter Group


Authorized to proceed by Mary Cohron
                         -----------

Date   9/28/98
       -------